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                                                                   EXHIBIT 3.6.1

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        STRATEGIC TIMBER PARTNERS II, LP


         This is a Limited Partnership Agreement, made and entered into as of September 25, 1998, by and between Strategic Timber Two Operating Co., LLC, a Georgia limited liability company (hereinafter referred to as the "General Partner") and Strategic Timber Trust II, LLC, a Georgia limited liability company (hereinafter sometimes referred to as "Limited Partner").


                       STATEMENT OF BACKGROUND INFORMATION

The parties desire to form Strategic Timber Partners II, LP, as a Georgia limited partnership (the "Partnership") and to enter into this limited partnership agreement.


                             STATEMENT OF AGREEMENT

         The parties hereto desire to do business as a limited partnership pursuant to the provisions of the Revised Uniform Limited Partnership Act (the "Act"), as enacted in Georgia, and in consideration of the mutual covenants and agreements herein contained, the parties do hereby agree as follows:



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                         ARTICLE 1: GENERAL PROVISIONS.

         1.1 NAME OF THE PARTNERSHIP. The name of the Partnership is Strategic Timber Partners II, LP, or such other name as the General Partner may from time to time determine.

         1.2 BUSINESS OF THE PARTNERSHIP. The Partnership shall indirectly acquire, hold, own, manage and transfer timberlands through the acquisition of all the membership interest in Pioneer Resources, LLC, an Oregon limited liability company; sell and otherwise dispose of the timber grown on such property; and engage in such other activities as shall be necessary, desirable or appropriate to effectuate the foregoing purposes.

         1.3 PLACE OF BUSINESS; AGENT FOR SERVICE OF PROCESS. The location of the principal place of business of the Partnership shall be at 5 North Pleasant Street, New London, New Hampshire 03257, or such other location as shall be selected from time to time by the General Partner in its sole discretion. William H. Bradley shall act as registered agent of the Partnership and the Registered Office of the Partnership shall be 999 Peachtree Street, Suite 2300, Atlanta, Georgia 30309. The registered office and registered agent may be changed from time to time as the General Partner deems advisable by filing notice of such changes with the Secretary of State in accordance with the Act.

         1.4 DURATION OF THE PARTNERSHIP. The Partnership shall commence upon the date hereof and shall continue until the occurrence of an act or event specified in this Agreement or by law as one effecting dissolution.

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         1.5 PARTNERS' ADDRESSES. The address of each partner is as follows:

                  (a) The General Partner's address is 5 North Pleasant Street, New London, New Hampshire 03257.

                  (b) The Limited Partner's address is 5 North Pleasant Street, New London, New Hampshire 03257.

         1.6 NATURE OF PARTNERS' INTERESTS. The interest of the partners in the Partnership shall be personal property for all purposes. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no partner, individually, shall have any ownership of such property.

         1.7 GENERAL PARTNER. In no event shall the filing of a certificate of dissolution with respect to the General Partner or the revocation of its charter (after lapse of time or otherwise) cause the General Partner to cease to be the general partner of the Partnership.


                          ARTICLE 2: FINANCIAL MATTERS

         2.1 CAPITAL CONTRIBUTIONS. One hundred dollars shall constitute the capital contribution of the partners, and the partners agree to contribute their respective shares (determined in accordance with the percentages set forth in Section 2.2 hereof) of such capital contribution promptly upon the

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receipt of a request therefor from the General Partner. The partners shall not at any time be obligated or required to make any other contributions of capital to the Partnership, notwithstanding any other provision of this Agreement.

         2.2 PROFITS AND LOSSES; CAPITAL ACCOUNTS; FISCAL YEAR. Except as otherwise provided in this Agreement, the net profits and the net losses of the Partnership shall be allocated to the partners in the following percentages:

                General Partner        90%
                Limited Partner        10%

All items of depreciation, gain, loss, deduction or credit shall, for tax purposes, be allocated in the same percentage in which the partners share profits and losses, except as otherwise provided herein. The fiscal year of the Partnership shall be the calendar year.

         2.3 TAX MATTERS PARTNER. For purposes of IRC ss.ss. 6621 through 6623, the General Partner shall be the tax matters partner of the Partnership.

         2.4 FINANCING. The General Partner is hereby authorized to arrange such financing as the General Partner may deem appropriate to the conduct of the Partnership business. The General Partner is hereby expressly authorized to arrange such financing and in the name of the Partnership to borrow money and as security therefor to encumber all or any part of the Partnership assets and

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to refinance any indebtedness secured by any of the Partnership assets or to increase, modify, consolidate, extend or prepay the same in whole or in part.

         2.5 DISTRIBUTIONS. In the sole discretion of the General Partner, available cash of the Partnership will be distributed in accordance with the respective percentage shares of the partners in the net profits and net losses of the Partnership.

         2.6 REDEMPTION. Concurrently with the admission of additional persons as limited partners in the Partnership at which time this Agreement will be amended and restated, the partnership interest of STT II will be redeemed for $10, the amount of its original capital contribution.

                     ARTICLE 3: ASSIGNABILITY OF INTERESTS.

         3.1 ASSIGNMENT AND SUBSTITUTION OF LIMITED PARTNER'S INTEREST. The interest of the Limited Partner may not be assigned in whole or in part without the prior written consent of the General Partner.

         3.2 ASSIGNMENT OF GENERAL PARTNER'S INTEREST. The General Partner may not assign its interest (or any part thereof) in the Partnership or admit a new General Partner or a new Limited Partner without the consent of all of the Limited Partners of the Partnership.


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                     ARTICLE 4: DISSOLUTION AND TERMINATION.

         4.1 EVENTS OF DISSOLUTION. The Partnership shall be dissolved:

                  (a) upon the mutual consent of all the partners;

                  (b) upon the occurrence of an event specified under the laws of the State of Delaware as one effecting dissolution;

                  (c) in any event, at 12:00 midnight on December 31, 2097.

         4.2 DISSOLUTION AND WINDING UP. Upon the dissolution of the Partnership, the General Partner shall proceed with reasonable promptness to wind up the affairs of the Partnership. After payment of liabilities owing to creditors, including partners, the General Partner or liquidator shall set up such reserves as the General Partner or liquidator deems reasonably necessary or appropriate for any contingent or unforeseen liabilities or obligations of the Partnership. Such reserves may be paid over by the General Partner or liquidator to a bank or an attorney at law, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the General Partner or liquidator may deem advisable, such reserves shall be distributed to the partners or their assigns in accordance with their respective percentage interests in profits and losses. After paying such liabilities and setting up such reserves, the General Partner or liquidator shall cause the remaining net assets of the Partnership to be distributed to the partners or their assigns in accordance with their respective percentage interests in profits and losses.

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In the event any of the net assets consist of notes receivable or other non-cash assets, the cash shall be distributed first and the notes receivable and non-cash assets last.



                            [signatures on next page]


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         IN WITNESS WHEREOF, the partners have executed this agreement, under seal, as of the date first above written.

                                      GENERAL PARTNER:

                                      STRATEGIC TIMBER TWO OPERATING CO., LLC a
                                      Georgia limited liability company


                                      By: /s/
                                         --------------------------------------
                                      Its:  VP
                                          -------------------------------------



                                      LIMITED PARTNER:

                                      STRATEGIC TIMBER TRUST II, LLC, a Georgia limited liability company


                                      By: /s/
                                         --------------------------------------
                                      Its:  VP
                                          -------------------------------------

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